ASSIGNMENT OF SPACE LEASE DEPOSITS


     KNOW ALL MEN BY THESE PRESENTS, THAT National Property Investors II, a California limited partnership with an address of One Insignia Financial Plaza, Greenville, South Carolina 29602 ("Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which hereby acknowledged, hereby assigns unto Sugar Mill, Limited Partnership, a Tennessee limited partnership with an address of 511 Union Street, Suite 2350, Nashville, Tennessee 37219 ("Assignee"), the following:

     ALL of Assignor's right, title and interest in and to all those certain Space Lease Deposits, as hereinafter defined, including but not limited to those set forth in Exhibit "B" hereto annexed, together with accrued interest thereon, if any, paid to and/or held by Assignor under or pursuant to the terms of the "Space Leases", as hereinafter defined made by Assignor as owner and lessor of the parcel of land, together with the buildings and improvements erected thereon, in the City of Melbourne, Brevard County, Florida, commonly known as the Sugar Mill Apartments, and bounded and described as more particularly set forth in Exhibit "A" annexed hereto and made a part hereof (collectively, the "Premises").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the effective date hereof (the "Effective Date").

     The term "Space Leases" as used herein shall mean and include all those leases, subleases, agreements to lease or sublease, "binders," licenses, concession agreements or any other form of agreement, howsoever denominated, affecting the use and occupancy of the Premises, or any portion thereof, and all renewals, modifications, amendments and other agreements, if any, affecting such agreements, entered into by Assignor or by corporations or partnerships related to or affiliated with or acting as agent or nominee of Assignor.

     The term "Space Lease Deposits" as used herein shall mean and include all sums of money, howsoever denominated, received by Assignor from tenants under the Space Leases as security for the faithful performance and observance of the terms, conditions and provisions of the Space Leases set forth on Exhibit "B" hereto annexed and not applied on account of defaults thereunder.

     AND ASSIGNOR REPRESENTS AND WARRANTS TO ASSIGNEE that, as of the date of Seller's execution and delivery hereof (the "Delivery Date"), the schedule of Space Lease Deposits set forth in Exhibit "B" hereto annexed is a true, accurate and complete schedule of all such Space Lease Deposits. Said representation of Assignor shall survive the execution and delivery of this Assignment.

     AND ASSIGNOR COVENANTS AND AGREES TO INDEMNIFY, DEFEND AND HOLD ASSIGNEE (together with its partners, officers, directors, agents, contractors, employees and representatives, and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs), deficiencies, settlements and investigations which may after the Effective Date be suffered by or asserted against Assignee by reason of Assignor's failure to have administered, prior to the Effective Date, all or any of the Space Lease Deposits held by Assignor in compliance with applicable Florida law or by reason of any other claims accruing prior to the Effective Date which may be asserted with respect to the Space Lease Deposits.

     AND ASSIGNEE COVENANTS AND AGREES WITH ASSIGNOR that Assignee shall provide Assignor with written notice of any legal action against Assignee that may, under this Assignment, give rise to liability on the part of Assignor within ten
(10) business days of Assignee's actual knowledge of the commencement of such a legal action.

     AND ASSIGNEE COVENANTS AND AGREES WITH ASSIGNOR that, from and after the Effective Date, Assignee shall hold and apply such Space Lease Deposits listed on Exhibit "B" in accordance with the terms of the Space Leases in respect of which the same are held in accordance with the provisions of applicable Florida law relating to such Space Lease Deposits.

     AND ASSIGNEE COVENANTS AND AGREES TO INDEMNIFY, DEFEND AND HOLD ASSIGNOR (together with its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of action, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs), deficiencies, settlements and investigations which may after the Effective Date be suffered or asserted against Assignor by reason of Assignee's failure to administer, subsequent to the Effective Date, all or any of the Space Lease Deposits in compliance with applicable Florida law or by reason of any other claims accruing subsequent to the Effective Date which may be asserted with respect to the Space Lease Deposits.

     AND ASSIGNOR COVENANTS AND AGREES WITH ASSIGNEE that Assignor shall provide Assignee with written notice of any legal action against Assignor that may, under this Assignment, give rise to liability on the part of Assignee within ten
(10) business days of Assignor's actual knowledge of the commencement of such a legal action.

     IN WITNESS WHEREOF, this Assignment of Space Lease Deposits has been duly signed by the parties hereto to be effective as of the 20th day of November, 1996.

                              ASSIGNOR:

                              NATIONAL PROPERTY INVESTORS II, a
                              California limited partnership

                              By:  NPI EQUITY INVESTMENTS, INC.,
                                   a Florida corporation,
                                   general partner

                                   By: /s/ William H. Jarrard, Jr.
                                   Title:  President

                              Delivery Date:  11/20/96

                              ASSIGNEE:

                              SUGAR MILL, LIMITED PARTNERSHIP,
                              a Tennessee limited partnership

                              By:  AOF II, Inc., a Tennessee
                                   corporation, General Partner


                                   By:  /s/ Barrett B. Sutton, Jr.
                                   Title:  EVP


                                 Exhibit "A"


     A parcel of land lying in Section 10, Township 28 South, Range 37 East, Brevard County, Florida, more particularly described as follows:
     Commence at the West 1/4 corner of said Section 10; thence run S 88E48'48" E for a distance of 50.00 feet to a point, said point lying on the East right-of-way line of Babcock St. (a 100 foot right-of-way), thence run S 0E19'00" W along said right-of-way a distance of
     628.10 feet to the Point of Beginning of the following described parcel of land; thence run S 88E48'48" E a distance of 825.08 feet; thence run S 0E19'00" W a distance of 622.00 feet; thence run N 88E48'48" W a distance of 425.04 feet; thence run N 88E55'47" W a distance of 400.03 feet to a point, said point lying on the aforesaid East right-of-way line of "Babcock Street"; thence run N 0E19'00" E along said East right-of-way a distance of 622.81 feet to the Point of Beginning, containing 11.784 acres more or less.

     Being the same property conveyed by Special Warranty Deed from Sugar Mill Limited Partnership, a Florida limited partnership, to National Property Investors, II, a California limited partnership, recorded in Official Records Book 1973, page 866, Public Records of Brevard County, Florida.


                                 Exhibit "B"


                            Security Deposit List

                               (To Be Attached)